SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 07, 2015 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 07, 2015, Radio One, Inc. (the “Company”) issued a press release announcing that it has priced its previously announced private offering of $350 million in aggregate principal amount of 7.375% senior secured notes due 2022 (the “Notes”). The price to investors will be 100.0% of the principal amount of the Notes. The issuance of the Notes is expected to occur on or about April 17, 2015, subject to customary closing conditions. The Notes will be guaranteed, jointly and severally, on a senior secured basis by the Company’s existing and future domestic subsidiaries, including TV One, LLC (“TV One”), and any other subsidiaries that guarantee any of its new $350 million senior secured credit facility (the “New Credit Facility”) to be entered into concurrently with the closing of the Notes, other syndicated bank indebtedness or capital markets securities. The Notes and the related guarantees will be senior secured obligations of the Company and the guarantors.

The Company intends to use the net proceeds from the offering, along with term loan borrowings under the New Credit Facility, to refinance its existing senior secured credit facility, refinance outstanding indebtedness of its subsidiaries TV One and TV One Capital Corp., finance the previously announced purchase of the membership interest of an affiliate of Comcast Corporation in TV One and pay the related accrued interest, premiums, fees and expenses associated therewith. The Company expects that interest payable on the term loan under the New Credit Facility will be LIBOR plus 4.5%. The lead arranger for the New Credit Facility has fully allocated the term loan.

The Notes and the related guarantees will be offered only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This Current Report on Form 8-K and the statements contained in Exhibit 99.1 are neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

99.1	Press Release issued by Radio One, Inc. on April 07, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
April 08, 2015	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer